QuickLinks -- Click here to rapidly navigate through this document

PRODUCT SUPPLEMENT NO.3IIC TO PROSPECTUS SUPPLEMENT
DATED MARCH 24, 2008 TO PROSPECTUS DATED MARCH 29, 2007

          Credit Suisse

ProNotes® and Digital Plus–ProNotes®
Linked to the Value of an Index or a Basket of Indices
and/or Exchange Rates

         The securities will be linked to an index or a basket of indices and/or exchange rates, which we refer to in all cases as the "basket." If the applicable pricing supplement specifies that the securities are linked to a basket, unless the context indicates otherwise, all references herein to the reference index shall be deemed to be to the reference indices comprising the basket or the basket, as appropriate. The one or more equity indices and/or exchange rates that comprise a basket will be specified in the applicable pricing supplement. This product supplement should be read in conjunction with the pricing supplement relating to a particular issue of securities. To the extent the terms of any such pricing supplement are inconsistent with the terms of this product supplement, the pricing supplement will prevail.

         The maturity date of each security will be specified in the applicable pricing supplement, subject to postponement if a market disruption event occurs on the final valuation date.

         Unless otherwise specified in the applicable pricing supplement, we will not pay interest on the securities.

         You will receive a redemption amount in cash at maturity that will equal the principal amount of the securities that you hold multiplied by the sum of 1 plus the basket return, calculated as set forth below, unless a minimum return is specified in the applicable pricing supplement.

         If the final basket level on the valuation date is greater than the initial basket level, then the manner in which the basket return will be calculated will depend on whether the securities offered pursuant to the applicable pricing supplement are ProNotes® or Digital Plus—ProNotes®. If the securities are ProNotes® and the final basket level is greater than the initial basket level, the basket return will be equal to a percentage, if any, as specified in the applicable pricing supplement, of the percentage increase in the basket level, subject to any minimum or maximum levels set forth in the applicable pricing supplement. If the securities are Digital Plus—ProNotes® and the final basket level is greater than the initial basket level but not above a specific final basket level, if any, as specified in the applicable pricing supplement, the basket return will be equal to a set percentage, if any, as specified in the applicable pricing supplement. If the final basket level is greater than the initial basket level and above the specified basket level, if any, as specified in the applicable pricing supplement, the basket return will be equal to a percentage, if any, as specified in the applicable pricing supplement, of the percentage of the basket level, subject to any minimum or maximum levels set forth in the applicable pricing supplement.

         If the final basket level on the valuation date is less than or equal to the initial basket level, then the manner in which the basket return will be calculated will be the same for both ProNotes® and Digital Plus—ProNotes®: the basket return will equal zero, and you will receive only an amount equal to the principal amount of your securities at maturity unless a minimum return is specified in the applicable pricing supplement.

         Unless otherwise specified in the applicable pricing supplement, the initial basket level equals 1.0 and the final basket level will equal the basket level on the valuation date, or, if multiple valuation dates are specified in the applicable pricing supplement, the arithmetic average of the basket levels on the valuation dates, subject to any maximum levels set forth in the applicable pricing supplement. The "basket level" on the valuation date or dates, as the case may be, will be calculated as set forth in the applicable pricing supplement.

         Please refer to "Risk Factors" beginning on page PS-7 for risks related to an investment in the securities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

         The securities are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this product supplement is July 8, 2008

        You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

        We are offering the securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of this product supplement or the accompanying prospectus supplement or prospectus and the offering of the securities in some jurisdictions may be restricted by law. If you possess this product supplement and the accompanying prospectus supplement and prospectus, you should find out about and observe these restrictions. This product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the "Underwriting" section of this product supplement.

        In this product supplement and accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to "we," "us" and "our" are to Credit Suisse and its consolidated subsidiaries, and references to "dollars" and "$" are to U.S. dollars.

SUMMARY

        The following is a summary of the terms of the securities and factors that you should consider before deciding to invest in the securities. You should read this product supplement and the accompanying prospectus supplement and prospectus carefully to understand fully the terms of the securities and other considerations that are important in making a decision about investing in the securities. You should, in particular, review the "Risk Factors" section of this product supplement, which sets forth a number of risks related to the securities. All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement and the accompanying prospectus supplement or prospectus. The pricing supplement for each offering of securities will contain the specific information and terms of that offering. If any information in the applicable pricing supplement is inconsistent with this product supplement or the accompanying prospectus supplement or prospectus, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus supplement or prospectus. It is important for you to consider the information contained in the accompanying prospectus supplement and prospectus as well as the applicable pricing supplement in making your investment decision.

What are the ProNotes and the Digital Plus–ProNotes?

        The ProNotes, or the securities, are debt securities issued by us, the return on which is linked to the performance of an index or a basket of indices and/or exchange rates as set forth in the applicable pricing supplement, referred to as the reference indices and exchange rates. You will receive a redemption amount in cash at maturity that will equal the principal amount of the securities that you hold multiplied by the sum of 1 plus the basket return, calculated as set forth below, unless a minimum return is specified in the applicable pricing supplement. If the final basket level on the valuation date is greater than the initial basket level, then the manner in which the basket return will be calculated will depend on whether the securities offered pursuant to the applicable pricing supplement are ProNotes® or Digital Plus–ProNotes®. If the securities are ProNotes® and the final basket level is greater than the initial basket level, the basket return will be equal to a percentage, if any, as specified in the applicable pricing supplement, of the percentage increase in the basket level, subject to any minimum or maximum levels set forth in the applicable pricing supplement. If the securities are Digital Plus–ProNotes® and the final basket level is greater than the initial basket level but not above a specific final basket level, if any, as specified in the applicable pricing supplement, the basket return will be equal to a set percentage, if any, as specified in the applicable pricing supplement. If the final basket level is greater than the initial basket level and above the specified basket level, if any, as specified in the applicable pricing supplement, the basket return will be equal to a percentage, if any, as specified in the applicable pricing supplement, of the percentage of the basket level, subject to any minimum or maximum levels set forth in the applicable pricing supplement.

        If the final basket level on the valuation date is less than or equal to the initial basket level, then the manner in which the basket return will be calculated will be the same for both ProNotes® and Digital Plus–ProNotes®: the basket return will equal zero, and you will receive only an amount equal to the principal amount of your securities at maturity unless a minimum return is specified in the applicable pricing supplement.

        The basket will be comprised of one or more reference indices and exchange rates as described in, with each reference index and exchange rate having the respective weighting set forth in, the applicable pricing supplement.

        For a further description of how the redemption amount at maturity will be calculated, please refer to "How is the redemption amount calculated?" and "Description of the Securities—Redemption amount."

Are there risks involved in investing in the securities?

        An investment in the securities involves risks. Please see the "Risk Factors" section beginning on page PS-6.

        The securities may pay less than the full index appreciation.    If the reference index increases or, if a minimum return is specified in the applicable pricing supplement, if the basket return is greater than the minimum return, your return will be based on the percentage, if any, specified in the applicable pricing supplement of the increase in the reference index, and may be subject to a cap if one is specified in the applicable pricing supplement. Thus, while you may benefit from enhanced appreciation if the reference index increases or, if a minimum return is specified in the applicable pricing supplement, if the basket return is greater than the minimum return, the return on your investment in the securities will not perform as well as a direct investment in the reference index if the reference index appreciates above the cap, if any.

Will I receive interest on the securities?

        Unless otherwise specified in the applicable pricing supplement, you will not receive any interest payments on the securities for the entire term of the securities.

Does investment in the securities entitle me to any ownership interests in the reference index?

        An investment in the securities does not entitle you to any ownership interest in the reference index.

If the reference index is an equity index, will I receive any dividend payments on, or have shareholder rights in, the stocks comprising the reference index?

        If the reference index is an equity index, as a holder of the securities, you will not receive any dividend payments or other distributions on the stocks comprising the reference index or have voting or any other rights of a holder of the stocks comprising the reference index.

Will there be an active trading market in the securities?

        If specified in the applicable pricing supplement, application will be made to list the securities on the American Stock Exchange. No assurance can be made that the application will be approved or the securities will be listed. Regardless of whether or not the securities are listed, there is no assurance that a liquid trading market will develop for the securities. Credit Suisse Securities (USA) LLC currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time.

        If you have to sell your securities prior to maturity, you may have to sell them at a substantial loss.

What are the U.S. federal income tax considerations for making an investment in the securities?

        Please refer to "Certain United States Federal Income Tax Considerations" for a discussion of certain U.S. federal income tax considerations for making an investment in the securities.

How is the redemption amount calculated?

        The redemption amount of the securities at maturity will equal the principal amount of the securities multiplied by the sum of 1 plus the basket return, subject to any minimum return specified in the applicable pricing supplement. The basket return will be based on the difference between the final basket level and the initial basket level. How the basket return will be calculated depends on whether the final basket level is greater than or less than or equal to the initial basket level.

  •
  If the final basket level is greater than the initial basket level, then the manner in which the basket return will be calculated will depend on whether the securities offered pursuant to the applicable pricing supplement are ProNotes® or Digital Plus–ProNotes®.

  •
  If the securities are ProNotes® and the final basket level is greater than the initial basket level, then the basket return will equal the percentage increase in the basket, which is calculated in the following manner:

final basket level - initial basket level initial basket level

            , multiplied by an additional percentage, if specified in the applicable pricing supplement, and subject to, if specified in the applicable pricing supplement, a minimum return or a final basket level cap.

    •
    If the securities are Digital Plus–ProNotes® and the final basket level is greater than the initial basket level but is less than or equal to a set percentage, if any, as specified in the applicable pricing supplement, the basket return will equal a set percentage;

    •
    If the securities are Digital Plus–ProNotes® and the final basket level is greater than the initial basket level and above the specified basket level, if any, as specified in the applicable pricing supplement, the basket return will equal the percentage increase in the basket, which is calculated in the following manner:

final basket level - initial basket level initial basket level

            , multiplied by an additional percentage, if specified in the applicable pricing supplement, and subject to, if specified in the applicable pricing supplement, a minimum return or a final basket level cap.

    Thus, for both the Pro Notes and the Digital Plus–ProNotes, if the final basket level is greater than the initial basket level, the basket return will be a positive number, in which case you will receive more than the principal amount of your securities at maturity.

  •
  If the final basket level is less than or equal to the initial basket level, then the basket return will equal zero, and the redemption amount will equal the principal amount of your securities, unless the applicable pricing supplement specifies a minimum return in which case you will receive more than the principal amount of your securities at maturity regardless of the decline in the basket level.

The following terms used in this prospectus supplement have the following definitions:

        The "basket level" on any valuation date will be determined as set forth in the applicable pricing supplement.

        A "business day" is any day, other than a Saturday, Sunday or a day on which banking institutions (including for dealings in foreign exchange in accordance with the market practice of the foreign exchange market) in New York, New York are generally authorized or obligated by law or executive order to close.

        The "closing level" for each reference index will, on any relevant index business day, be the level of such reference index as determined by the calculation agent at the valuation time, which is the time at which the index sponsor calculates the closing level of such index on such index business day, as calculated and published by the index sponsor, subject to the provisions described under "Description of the Securities—Adjustments to the calculation of the indices" below.

        The "final basket level" will equal the basket level on the valuation date, or, if multiple valuation dates are specified, the arithmetic average of the basket levels on the valuation dates, subject to any maximum levels set forth in the applicable pricing supplement.

        The "final index level" equals the closing level of the reference index on the valuation date, or, if multiple valuation dates are specified in the applicable pricing supplement, the arithmetic average of the closing levels of the reference index on the valuation dates, subject to any maximum levels set forth in the applicable pricing supplement.

        An "index business day" with respect to any reference index is any day that is (or, but for the occurrence of a market disruption event, would have been) a day on which trading is generally conducted on the applicable exchanges and related exchanges (each as defined below), other than a day on which one or more of the applicable exchanges or related exchanges is scheduled to close prior to its regular weekday closing time. "Exchange," with respect to any reference index means the principal exchange on which any stock comprising that reference index is traded. "Related exchange" means any exchange on which futures or options contracts relating to that reference index are traded.

        The "initial basket level" equals 1.0, unless otherwise specified in the applicable pricing supplement.

        The "initial index level" for the reference index is the closing level of the reference index, determined on the day the securities are priced for sale to the public or on the index business day following the day the securities are priced for sale to the public, as specific in the applicable pricing supplement.

        The "minimum return", if any, will be specified in the applicable pricing supplement.

        The "valuation date" or "valuation dates" will be the date, or dates, as the case may be, set forth in the applicable pricing supplement, subject to postponement as described under "Description of the Securities—Market disruption events."

How has each of the reference indices, exchange rates and the hypothetical basket performed historically?

        The historical values of each of the reference indices, the exchange rates and the hypothetical basket will be provided in the applicable pricing supplement. Past performance is not necessarily indicative of how the reference indices, the exchange rates or the hypothetical basket will perform in the future.

RISK FACTORS

        A purchase of the securities involves risks. This section describes significant risks relating to the securities. We urge you to read the following information about these risks, together with the other information in the applicable pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus before investing in the securities.

Your return on the securities may be subject to a cap on any increase in the value of one or more of the reference indices or exchange rates

        If the final level of one or more of the reference indices or exchange rates is more than any applicable maximum increase of the initial index level of the reference index or the initial value of the exchange rate, as specified in the applicable pricing supplement, you will not participate in any increase above such maximum. In these circumstances, your return may be limited.

Your return on the securities will reach the cap amount only if each reference index or exchange rate reaches its maximum increase amount

        The return on the securities may, if specified in the applicable pricing supplement, be capped. This cap on the return is the result of a maximum increase amount for each reference index or exchange rate that is included in the calculation of the basket return, if specified in the applicable pricing supplement. Any increase in a reference index or exchange rate beyond such maximum increase amount will not be factored into the calculation of the basket return. Therefore, in order to reach the cap, if any, the final level for each reference index or exchange rate in the basket must be equal to or greater than the applicable maximum increase. Thus, if any of the reference indices or exchange rates has a final level below the applicable maximum increase, your return will be less than the maximum possible return on the securities.

Investing in a security linked to indices based on emerging market stocks bears potential risks

        You should be aware that investments in securities linked to indices of emerging market equity securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in those emerging markets; the inflationary environment in those emerging markets; regulation by the national, provincial, and local governments of those emerging markets, including the imposition of taxes; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties set forth below. The securities of emerging markets companies may be more volatile than those of U.S. companies and may be affected by market developments in different ways than U.S. companies would. Direct or indirect government interventions to stabilize those emerging markets securities markets and cross-shareholdings in emerging markets companies on those markets also may affect prices and volume of trading of the securities of those companies. Economic, social, political, financial and military factors could negatively affect the value of emerging markets companies. These factors could include changes in those emerging markets governments' economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to those emerging markets companies or investments in those emerging markets equity securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, those emerging markets economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Exchange rates may fluctuate over time

        Over the term of the securities, the U.S. dollar exchange rates for the currencies in the basket may fluctuate significantly and may at all times prior to the valuation date be lower than the relevant rate of exchange on the date the securities are priced for initial sale to the public.

The liquidity, trading value and amounts payable under the securities could be affected by the actions of the governments of the United States and of the originating country (or countries) of the currencies in the basket

        Exchange rates of many countries are "floating," meaning that they are permitted to fluctuate in value relative to other currencies, including the U.S. dollar. However, governments of other countries, including China, from time to time, do not allow their currencies to float freely in response to economic forces. Governments use a variety of techniques, such as intervention by their central banks or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the securities is that their liquidity, trading value and amounts payable could be affected by the actions of the governments of those nations that could change or interfere with freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of the issuance of a replacement currency, or in the event of other developments affecting any or all of the currencies in the basket, the U.S. dollar or any other currency.

The exchange rate of the Chinese yuan is currently managed by the Chinese government

        On July 21, 2005, the People's Bank of China, with the authorization of the State Council of the People's Republic of China, announced that the Chinese yuan exchange rate would no longer be pegged to the U.S. dollar and would float based on market supply and demand with reference to a basket of currencies. According to public reports, the governor of the People's Bank of China has stated that the basket is composed mainly of the U.S. dollar, the European Union euro, the Japanese yen and the South Korean won. Also considered, but playing smaller roles, are the currencies of Singapore, the United Kingdom, Malaysia, Russia, Australia, Canada and Thailand. The weight of each currency within the basket has not been announced.

        The initial adjustment of the Chinese yuan exchange rate was an approximate 2% revaluation from an exchange rate of 8.28 Chinese yuan per U.S. dollar to 8.11 Chinese yuan per U.S. dollar. The People's Bank of China has also announced that the daily trading price of the U.S. dollar against the Chinese yuan in the inter-bank foreign exchange market will continue to be allowed to float within a band of 0.3 percent around the central parity published by the People's Bank of China, while the trading prices of the non-U.S. dollar currencies against the Chinese yuan will be allowed to move within a certain band announced by the People's Bank of China. The People's Bank of China will announce the closing price of a foreign currency such as the U.S. dollar traded against the Chinese yuan in the inter-bank foreign exchange market after the close of the market on each working day, and will make it the central parity for trading against the Chinese yuan on the following working day. The People's Bank of China has stated that it will make adjustments to the Chinese yuan exchange rate band when necessary according to market developments as well as the economic and financial situation.

        Despite the recent change in its exchange rate regime, the Chinese government continues to manage the valuation of the Chinese yuan, and, as currently managed, its price movements are unlikely to contribute significantly to either an increase or decrease in the value of the amount payable at maturity on outstanding securities. However, further changes in the Chinese government's management of the Chinese yuan could result in a significant movement in the Chinese yuan/U.S. dollar exchange rate which could affect the amount payable at maturity on outstanding securities.

Even though the currencies in the basket and the U.S. dollar are traded around-the-clock, if a secondary market for the securities develops, the securities may trade only during regular trading hours in the United States

        The interbank market for the currencies comprising the basket and the U.S. dollar is a global, around-the-clock market. Therefore, the hours of trading the securities may not conform to the hours during which the currencies and the U.S. dollar are traded. To the extent that U.S. markets are closed while the markets for the currencies remain open, significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the securities.

The absence of last-sale and other information about the currencies in the basket may affect the price of the securities

        There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers' offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily reflect the combined effect of each currency exchange rate relevant for determining the value of the securities. The absence of last-sale information and the limited availability of quotations to individual investors make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

The securities do not pay interest

        Unless otherwise specified in the applicable pricing supplement, we will not pay interest on the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the redemption amount at maturity is based on the appreciation or depreciation of the basket, or minimum return, if one is specified in the applicable pricing supplement. If the final basket level is less than or equal to the initial basket level or if the basket return is less than or equal to the minimum return, as applicable, you will receive only the principal amount of your securities at maturity or the principal amount of your securities and the minimum return, as applicable. Such return at maturity may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time. Even if the final basket level is greater than the initial basket level or if the basket return is greater than the minimum return, as applicable, the return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The securities may not pay more than the principal amount at maturity or minimum return, if one is specified in the applicable pricing supplement

        If the final basket level is less than or equal to the initial basket level or if the basket return is less than or equal to the minimum return, as applicable, you will receive only the principal amount of your securities at maturity or the principal amount of your securities and the minimum return, as applicable.

An investment in the securities is not the same as an investment in the stocks or currencies underlying the reference indices or basket, respectively, or a security directly linked to the reference indices or currencies

        If the reference index is an equity index, except to the extent described in the applicable pricing supplement with respect to one or more particular indices, the payment of dividends on the stocks which comprise the reference indices generally has no effect on the calculation of the basket level or the reference indices. Therefore, the return on your investment based on the percentage change in the reference indices is not the same as the total return based on the purchase of those underlying stocks. As an investor in the securities, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the stocks that compromise the reference indices.

        An investment in the securities does not entitle you to any ownership interest or rights in the underlying currencies or futures contracts on the currencies. Even if one or more of the underlying currencies appreciates in value, you may not receive a corresponding appreciation in your investment if the final basket level is less than the initial basket level.

The formula for determining the redemption amount does not take into account all developments in the level of the basket prior to the valuation date or dates, as the case may be

        Changes in the level of the basket during the term of the securities before the valuation date or dates, as the case may be, on which the final basket level or levels are calculated may not be reflected in the calculation of the redemption amount payable at maturity. The calculation agent will calculate the redemption amount by comparing only the initial and final levels of the basket. No other basket levels will be taken into account. As a result, you may receive only your principal amount at maturity or your principal amount and the minimum return, if one is specified in the applicable pricing supplement, even if the basket level has risen at certain times during the term of the securities before falling to a level equal to or below the initial basket level or the initial basket level increased by the minimum return, as applicable, on the valuation date or dates, as the case may be.

There may be little or no secondary market for the securities

        If specified in the applicable pricing supplement, application will be made to list the securities on the American Stock Exchange. No assurance can be made that the application will be approved or the securities will be listed. Regardless of whether or not the securities are listed, we cannot assure you that a secondary market for the securities will develop. Credit Suisse Securities (USA) LLC currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time. If you have to sell your securities prior to maturity, you may have to sell them at a substantial loss.

You have no recourse to the index sponsors or, if the reference index is an equity index, to the issuers of the stocks comprising the reference indices

        You will have no rights against the sponsors of the reference indices (the "index sponsors") or, if the reference index is an equity index, to the issuers of the stocks comprising the reference indices. The securities are not sponsored, endorsed, sold or promoted by any index sponsor or any such issuer. No index sponsor or any such issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. No index sponsor or any such issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the securities in particular, or the ability of the reference indices to track general stock performance. The index sponsors' only relationship to us is in the licensing of trademarks or service marks and certain trade names and the use of the indices, which are determined, composed and calculated by the index sponsors without regard to us or the securities. The index sponsors have no obligation to take our needs or your needs into consideration in determining, composing or calculating the reference indices. No index sponsor or any issuer of a stock comprising the reference indices is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the securities to be issued or in the determination or calculation of the equation by which the redemption amount of the securities is to be determined. No index sponsor or any such issuer has any liability in connection with the administration, marketing or trading of the securities.

You have no recourse to Reuters Group PLC

        You will have no rights against Reuters, which publishes the value of the underlying exchange rates. The securities are not sponsored, endorsed, sold or promoted by Reuters. Reuters makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities in particular.

The U.S. federal income tax consequences of the securities are uncertain

        No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the securities and we cannot assure you that the IRS or any court will agree with the tax treatment described under "Certain United States Federal Income Tax Considerations" in this product supplement.

The market value of the securities may be influenced by many factors that are unpredictable

        Many factors, most of which are beyond our control, will influence the value of the securities and the price at which Credit Suisse Securities (USA) LLC may be willing to purchase or sell the securities in the secondary market, including:

  •
  The current level of the reference indices and the exchange rates.

  •
  Interest and yield rates in the market.

  •
  The volatility of the reference indices and of the exchange rates.

  •
  Economic, financial, political and regulatory or judicial events that affect the securities comprising the reference indices, the currencies comprising the basket, or stock markets and currency markets generally and that may affect the appreciation level of the reference indices or currencies comprising the basket.

  •
  The volatility of the reference indices and the exchange rates.

  •
  The time remaining to maturity of the securities.

  •
  If the underlying index is an equity index, the dividend rate on the stocks comprising the reference indices.

  •
  Credit Suisse's creditworthiness.

        Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of the impact of any change resulting from another factor or factors.

Suspensions or disruptions of market trading in the currency markets and related futures may adversely affect the redemption amount at maturity and/or the market value of the securities

        The currency markets are subject to temporary distortions or other disruptions due to various factors, including the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur on a single business day. These limits are generally referred to as "daily price fluctuation limits" and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a "limit price." Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the underlying currencies, the exchange rates and the basket and, therefore, the redemption amount at maturity and/or the market value of the securities.

Our hedging activity may affect the value of the components comprising the reference indices and therefore the market value of the securities

        We expect to hedge our obligations under the securities through one or more of our affiliates. This hedging activity will likely involve trading in one or more of the components comprising the reference index or in other instruments, such as options, swaps or futures, based upon the components comprising the reference index. This hedging activity could affect the value of the components comprising the reference indices and therefore the market value of the securities. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Credit Suisse Securities (USA) LLC is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by Credit Suisse Securities (USA) LLC, as a result of dealer discounts, mark-ups or other transaction costs. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the market value of the securities declines.

Historical performance of the reference indices or exchange rates is not indicative of future performance

        The future performance of the reference indices or exchange rates cannot be predicted based on their historical performance. We cannot guarantee that the level of the reference indices or exchange rates, and therefore the level of the basket, will increase or that you will receive at maturity an amount greater than the principal amount of your securities.

Adjustments to the reference indices could adversely affect the securities

        The index sponsors are responsible for calculating and maintaining the reference indices. The index sponsors can add, delete or substitute the components comprising the reference indices or make other methodological changes that could change the value of the reference indices at any time. The index sponsors may discontinue or suspend calculation or dissemination of the reference indices.

        If one or more of these events occurs, the calculation of the redemption amount at maturity will be adjusted to reflect such event or events. Please refer to "Description of the Securities—Adjustments to the calculation of the reference indices." Consequently, any of these actions could adversely affect the redemption amount at maturity and/or the market value of the securities.

Changes in the value of one or more of the reference indices or exchange rates may offset each other

        Price movements in one or more of the reference indices and exchange rates may not correlate with each other. At a time when the level of one or more of the reference indices or exchange rates increases, the level of one or more of the other reference indices or exchange rates may not increase as much or may even decline. In addition, because the final index level for each reference index may not exceed the maximum level, if any, specified for such reference index or exchange rate in the applicable pricing supplement, increases in the value of any reference index or exchange rates greater than the maximum for such index or exchange rate will not be reflected in the calculation of the final basket level.

        Therefore, in calculating the basket level as of any valuation date, increases in the level of one or more of the reference indices or exchange rates may be moderated, or wholly offset, by declines in the level of one or more of the other reference indices or exchange rates. You can review the historical levels of each of the reference indices or exchange rates in the applicable pricing supplement. However, you cannot predict the future performance of any of the reference indices or exchange rates or of the basket as a whole, or whether increases in the levels of any of the reference indices or exchange rates will be offset by decreases in the levels of other reference indices or exchange rates, based on their historical performance.

The exchange rates for the currencies in the basket will be influenced by unpredictable factors, which interrelate in complex ways

        The exchange rates for the currencies in the basket are a result of the supply of, and demand for, each currency and changes in exchange rates may result from the interactions of many factors including economic, financial, social and political conditions in the originating countries of the currencies in the basket, other relevant countries, and the United States. These conditions include, for example, (i) the overall growth and performance of the economies of the originating countries of the currencies in the basket, other relevant countries, and the United States; (ii) the trade and current account balance between the United States and the originating countries of the currencies in the basket; (iii) market interventions by the U.S. monetary authorities and/or central banks of the originating countries of the currencies in the basket; (iv) inflation, interest rate levels and the performance of the applicable stock markets in the originating countries of the currencies in the basket and the United States; (v) the stability of the governments of the originating countries of the currencies in the basket and the United States and their respective banking systems; (vi) wars in which any of the originating countries of the currencies in the basket or the United States are directly or indirectly involved or that occur anywhere in the world; (vii) major natural disasters in any of the originating countries of the currencies in the basket and the United States; and (viii) other foreseeable and unforeseeable events.

        Certain relevant information relating to developments in the originating countries of the currencies in the basket may not be as well known or as rapidly or thoroughly reported in the United States as comparable U.S. developments. Prospective purchasers of the securities should be aware of the possible lack of availability of important information that can affect the value of each of the underlying currencies in relation to the U.S. dollar and must be prepared to make special efforts to obtain such information on a timely basis.

The return on the securities is subject to foreign currency exchange risk

        The return on the securities will be based upon the difference between the final basket level and the initial basket level. If specified in the applicable pricing supplement, a reference index may be calculated in part by taking into consideration exchange rates between one or more currencies in which the stocks comprising the reference index are traded in their local markets, on one hand, and U.S. dollars or another specified currency on the other hand. In addition, if specified in the applicable pricing supplement, the final index level for a particular reference index or the final basket level may be calculated or adjusted by reference to such currency exchange rates. In such a case, fluctuations in such currency exchange rates between the rate in effect on the date the securities are priced and the valuation date or dates may moderate or wholly offset any increase in the prices of the stocks underlying a reference index. As a result, the return on the basket—and thus on the securities—may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of the securities at maturity.

        Foreign currency exchange rates vary over time, and may vary considerably during the term of the securities. Changes in the foreign currency exchange rates result from the interaction of many factors directly or indirectly affecting economic and political conditions in other relevant countries and the United States, including economic and political developments in other countries. Of particular importance are:

  •
  rates of inflation;

  •
  interest rate levels;

  •
  the balances of payments among countries;

  •
  the extent of governmental surpluses or deficits in such countries and the United States; and

  •
  other economic, financial, regulatory, military and political factors.

        All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of such countries and the United States and other countries important to international trade and finance.

Investing in a security linked to a reference index based on foreign stocks bears potential risks

        If a reference index contains foreign stocks, an investment in the securities may involve considerations that may not be associated with a security linked to a reference index based on the stocks of U.S. issuers. These considerations relate to foreign market factors generally and may include, for example, different accounting requirements and regulations, different securities trading rules and conventions and different and, in some cases, more adverse, economic environments.

There may be potential conflicts of interest

        We, Credit Suisse Securities (USA) LLC, and/or any other affiliate may from time to time buy or sell stocks comprising the reference indices or derivative instruments related to the reference indices for our or their own accounts in connection with our or their normal business practices. Although we do not expect them to, these transactions could affect the price of such stocks or the value of the reference indices, and thus affect the market price of the securities.

        In addition, for reference indices where Credit Suisse International, which is an affiliate of ours, acts as the calculation agent for the securities, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

        Further, for any reference index created on the basis of the HOLT methodology, such methodology and the reference index created on the basis of such methodology, were developed by Credit Suisse Securities (Europe) Limited, an affiliate of Credit Suisse, based on the scoring methodology for composing and rebalancing the reference index developed by HOLT, a division of Credit Suisse. In such cases, the reference index is rebalanced periodically by HOLT. HOLT maintains some discretion on how the calculations comprising the underlying methodology are made, which may affect the rebalancing of the reference index. Because determinations made by Credit Suisse Securities (Europe) Limited and HOLT may affect the redemption amount, potential conflicts of interest may exist between Credit Suisse and its affiliates and you.

        Finally, we and our affiliates may, now or in the future, engage in business with the issuers of the stocks underlying a reference index (if such reference index is an equity index), including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. We or our affiliates may have also published and may in the future publish research reports regarding some or all of the issuers of the stocks comprising the reference index (if such reference index is an equity index). This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of the stocks comprising the reference index (if such reference index is an equity index) and/or the level of the reference index and, consequently, the market price and the redemption amount payable at maturity of the securities.

        The original issue price of the securities includes commissions paid to Credit Suisse Securities (USA) LLC and certain costs of hedging our obligations under the securities. The subsidiaries through which we hedge our obligations under the securities expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

A market disruption event may postpone the calculation of the final basket level or the maturity date

        If the calculation agent determines that a market disruption event, as defined below, exists in respect of a reference index or exchange rate on a valuation date, then the valuation date for that reference index or exchange rate will be postponed to the first succeeding index business day, as defined below, on which the calculation agent determines that no market disruption event exists in respect of such reference index or exchange rate unless, in respect of the final valuation date, the calculation agent determines that a market disruption event in respect of such reference index or exchange rate exists on each of the five index business days immediately following the scheduled final valuation date. In that case, the fifth index business day following the scheduled final valuation date will be deemed to be the final valuation date of such reference index or exchange rate, notwithstanding the existence of a market disruption event in respect of such reference index or exchange rate, and the calculation agent will determine the index level or value of the exchange rate for such final valuation date on that fifth succeeding index business day. The valuation date for each reference index or exchange rate not affected by a market disruption event will be the scheduled valuation date.

        In the event that a market disruption event exists in respect of a reference index or exchange rate on the final valuation date, the maturity date of the securities will be postponed to the fifth business day following the day as of which the final level for each of the reference indices and exchange rates has been calculated. Consequently, the existence of a market disruption event could result in a postponement of the maturity date, but no interest or other payment will be payable because of such postponement. Please refer to "Description of the Securities—Maturity date" and "—Market disruption events."

CREDIT SUISSE

        Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group. Credit Suisse's registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse's registered head office is located at Paradeplatz 8, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

        Credit Suisse may act through any of its branches in connection with the securities as described in this product supplement and the accompanying prospectus supplement and prospectus.

        Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

        For further information about our company, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under "Incorporation by Reference" on page S-11 of this prospectus supplement and "Where You Can Find More Information" on page 3 of the accompanying prospectus.

USE OF PROCEEDS AND HEDGING

        Unless otherwise specified in the applicable pricing supplement, we intend to use the net proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from any offering to hedge our obligations under the securities.

        One or more of our affiliates before and following the issuance of any securities may acquire or dispose of the stocks comprising the reference indices (if the securities are linked to an equity index) or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the reference indices or currencies to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the reference indices or currencies. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the levels of the reference indices or currencies, there can be no assurance that the levels will not be affected.

        From time to time after issuance and prior to the maturity of any securities, depending on market conditions (including the levels of the reference indices), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the reference indices, or the stocks comprising the reference indices. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the reference indices or the stocks comprising the reference indices, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any securities. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates' hedging activities will not be limited to any particular securities exchange or market.

        The original issue price of the securities will include the commissions paid to Credit Suisse Securities (USA) LLC with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

DESCRIPTION OF THE SECURITIES

        This description of the terms of the securities adds information to the descriptions of the general terms and provisions of our debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the accompanying prospectus supplement and prospectus, you should rely on this description. The pricing supplement for each offering of securities will contain the specific information and terms for that offering. If any information in the applicable pricing supplement is inconsistent with this product supplement or the accompanying prospectus supplement and prospectus, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus supplement and prospectus. It is important for you to consider the information contained in the accompanying prospectus supplement and prospectus as well as the applicable pricing supplement in making your investment decision.

General

        The securities will not be entitled to the benefit of any mandatory sinking fund.

        Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange.

Interest

        Unless otherwise specified in the applicable pricing supplement, we will not pay you interest during the term of the securities.

Redemption; defeasance

        The securities are not subject to redemption at our option or repayment at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under "Description of Debt Securities—Defeasance."

Maturity date

        The maturity date for the securities will be specified in the applicable pricing supplement; however, if a market disruption event exists in respect of any of the reference indices or exchange rates on any valuation date, as determined by the calculation agent, the maturity date will be postponed until the fifth business day following the day as of which the final basket level has been calculated. Please refer to "—Market disruption events" below. No interest or other payment will be payable because of any postponement of the maturity date.

Redemption at maturity

        Unless previously purchased by us and cancelled, each security will be redeemed on the maturity date at the cash redemption amount described below.

Redemption amount

        The redemption amount of the securities at maturity will equal the principal amount of the securities multiplied by the sum of 1 plus the basket return, subject to any minimum return specified in the applicable pricing supplement. The basket return will be based on the difference between the final basket level and the initial basket level. How the basket return will be calculated depends on whether the final basket level is greater than or less than or equal to the initial basket level.

  •
  If the final basket level is greater than the initial basket level, then the manner in which the basket return will be calculated will depend on whether the securities offered pursuant to the applicable pricing supplement are ProNotes® or Digital Plus–ProNotes®.

  •
  If the securities are ProNotes® and the final basket level is greater than the initial basket level, then the basket return will equal the percentage increase in the basket, which is calculated in the following manner:

final basket level - initial basket level initial basket level

            , multiplied by an additional percentage, if specified in the applicable pricing supplement, and subject to, if specified in the applicable pricing supplement, a minimum return or a final basket level cap.

    •
    If the securities are Digital Plus–ProNotes® and the final basket level is greater than the initial basket level and above the specified basket level, if any, as specified in the applicable pricing supplement, the basket return will equal a set percentage;

    •
    If the securities are Digital Plus–ProNotes® and the final basket level is greater than the initial basket level but is less than or equal to a set percentage, if any, as specified in the applicable pricing supplement, the basket return will equal the percentage increase in the basket, which is calculated in the following manner:

final basket level - initial basket level initial basket level

            , multiplied by an additional percentage, if specified in the applicable pricing supplement, and subject to, if specified in the applicable pricing supplement, a minimum return or a final basket level cap.

    Thus, for both the Pro Notes and the Digital Plus–ProNotes, if the final basket level is greater than the initial basket level, the basket return will be a positive number, in which case you will receive more than the principal amount of your securities at maturity.

  •
  If the final basket level is less than or equal to the initial basket level, then the basket return will equal zero, and the redemption amount will equal the principal amount of your securities, unless the applicable pricing supplement specifies a minimum return in which case you will receive more than the principal amount of your securities at maturity regardless of the decline in the basket level.

The following terms used in this prospectus supplement have the following definitions:

        The "basket level" on any valuation date will be determined as set forth in the applicable pricing supplement.

        A "business day" is any day, other than a Saturday, Sunday or a day on which banking institutions (including for dealings in foreign exchange in accordance with the market practice of the foreign exchange market) in New York, New York are generally authorized or obligated by law or executive order to close.

        The "closing level" for each reference index will, on any relevant index business day, be the level of such reference index as determined by the calculation agent at the valuation time, which is the time at which the index sponsor calculates the closing level of such index on such index business day, as calculated and published by the index sponsor, subject to the provisions described under "Description of the Securities—Adjustments to the calculation of the indices" below.

        The "final basket level" will equal the basket level on the valuation date, or, if multiple valuation dates are specified, the arithmetic average of the basket levels on the valuation dates, subject to any maximum levels set forth in the applicable pricing supplement.

        The "final index level" equals the closing level of the reference index on the valuation date, or, if multiple valuation dates are specified in the applicable pricing supplement, the arithmetic average of the closing levels of the reference index on the valuation dates, subject to any maximum levels set forth in the applicable pricing supplement.

        An "index business day" with respect to any reference index is any day that is (or, but for the occurrence of a market disruption event, would have been) a day on which trading is generally conducted on the applicable exchanges and related exchanges (each as defined below), other than a day on which one or more of the applicable exchanges or related exchanges is scheduled to close prior to its regular weekday closing time. "Exchange," with respect to any reference index means the principal exchange on which any stock comprising that reference index is traded. "Related exchange" means any exchange on which futures or options contracts relating to that reference index are traded.

        The "initial basket level" equals 1.0, unless otherwise specified in the applicable pricing supplement.

        The "initial index level" for the reference index is the closing level of the reference index, determined on the day the securities are priced for sale to the public or on the index business day following the day the securities are priced for sale to the public, as specific in the applicable pricing supplement.

        The "minimum return", if any, will be specified in the applicable pricing supplement.

        The "valuation date" or "valuation dates" will be the date, or dates, as the case may be, set forth in the applicable pricing supplement, subject to postponement as described under "Description of the Securities—Market disruption events."

Market disruption events

Reference Indices

        A "market disruption event" is, in respect of any reference index, the occurrence or existence on any index business day for that reference index during the one-half hour period that ends at the relevant valuation time, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on:

        (a)   an exchange in securities that comprise 20% or more of the level of the relevant reference index based on a comparison of (1) the portion of the level of the reference index attributable to each security in which trading is, in the determination of the calculation agent, materially suspended or materially limited relative to (2) the overall level of the reference index, in the case of (1) or (2) immediately before that suspension or limitation;

        (b)   a related exchange in options contracts on the relevant reference index; or

        (c)   a related exchange in futures contracts on the relevant reference index;

in the case of (a), (b) or (c) if, in the determination of the calculation agent, such suspension or limitation is material.

        If the calculation agent determines that a market disruption event exists in respect of a reference index on a valuation date, then that valuation date for such reference index will be postponed to the first succeeding index business day for that reference index on which the calculation agent determines that no market disruption event exists in respect of such reference index unless, in respect of the final valuation date, the calculation agent determines that a market disruption event exists in respect of such reference index on each of the five index business days immediately following the scheduled final valuation date. In that case, (a) the fifth succeeding index business day following the scheduled final valuation date will be deemed to be the final valuation date for such reference index, notwithstanding the market disruption event in respect of such reference index, and (b) the calculation agent will determine the closing level for that reference index on that deemed final valuation date in accordance with the formula for and method of calculating that reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole and absolute discretion) or, if trading in any security or securities comprising such reference index has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the exchanges (as determined by the calculation agent in its sole and absolute discretion) but for the suspension or limitation, as of the valuation time on that deemed final valuation date, of each such security comprising such reference index (subject to the provisions described under "—Adjustments to the calculation of the reference indices" below). The valuation date or dates, as the case may be, for each reference index not affected by a market disruption event shall be the scheduled valuation date or dates, as the case may be.

Exchange Rates

        A "market disruption event" is, in respect of any exchange rate, the occurrence on any business day or any number of consecutive business days of any one or more of the following circumstances:

        (a)   the termination or suspension of, or material limitation or disruption for at least two hours in the trading of a currency or a futures contract thereon that prevents the relevant exchange on which such currency is traded from establishing an official settlement price for such currency or contract as of a regularly scheduled settlement time;

        (b)   the settlement price for any currency or a futures contract thereon is a "limit price," which means that such settlement price for a day has increased or decreased from the previous day's settlement price by the maximum amount permitted under applicable exchange rules; or

        (c)   the failure by the applicable exchange or other price source to announce or publish the settlement price for any currency or a futures contract thereon.

        If the calculation agent determines that a market disruption event exists in respect of an exchange rate on a valuation date, then that valuation date for such exchange rate will be postponed to the first succeeding business day for that exchange rate on which the calculation agent determines that no market disruption event exists in respect of such exchange rate, unless in respect of the final valuation date the calculation agent determines that a market disruption event exists in respect of such exchange rate on each of the five business days immediately following the scheduled final valuation date. In that case, (a) the fifth succeeding business day following the scheduled final valuation date will be deemed to be the final valuation date for such exchange rate, notwithstanding the market disruption event in respect of such exchange rate, and (b) the calculation agent will determine the closing level for that exchange rate on that deemed final valuation date in a commercially reasonable manner.

        In the event that a market disruption event exists in respect of a reference index or of an exchange rate on the final valuation date, the maturity date of the securities will be postponed to the fifth business day following the determination of the closing level for such reference index or exchange rate. No interest or other payment will be payable because of any such postponement of the maturity date.

Adjustments to the calculation of the reference indices

        If any reference index is (a) not calculated and announced by its sponsor or index calculation agent, as applicable, but is calculated and announced by a successor acceptable to the calculation agent or (b) replaced by a successor index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in such reference index, then such reference index will be deemed to be the successor reference index so calculated and announced by that successor sponsor or successor index, as applicable.

        Upon any selection by the calculation agent of a successor reference index, the calculation agent will cause notice to be furnished to us and the trustee, which will provide notice of the selection of the successor reference index to the registered holders of the securities in the manner set forth below.

        If (x) on or prior to a valuation date any index sponsor, index calculation agent, index creator or HOLT, as applicable, makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating a reference index or in any other way materially modifies a reference index (other than a modification prescribed in that formula or method to maintain such reference index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any valuation date an index sponsor or index calculation agent, as applicable (or a successor sponsor or successor index calculation agent, as applicable) fails to calculate and announce a reference index, then the calculation agent will calculate the redemption amount using, in lieu of a published level for such reference index, the level for such reference index as at the valuation time on the valuation date as determined by the calculation agent in accordance with the formula for and method of calculating such reference index last in effect prior to that change or failure, but using only those components that comprised such reference index immediately prior to that change or failure. Notice of adjustment of such reference index will be provided by the trustee in the manner set forth below. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on us and the beneficial owners of the securities, absent manifest error.

Events of default and acceleration

        In case an event of default (as defined in the accompanying prospectus) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair market value of the securities as determined by at least three but not more than five broker-dealers (which may include Credit Suisse Securities (USA) LLC or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

        We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

        If we purchase any securities and surrender the securities to the trustee for cancellation, the trustee will cancel them.

Book-Entry, Delivery and Form

        We will issue the securities in the form of one or more fully registered global securities in denominations of $10,000 and integral multiples of $1,000 greater than $10,000 unless otherwise specified in the applicable pricing supplement.

        For a further description of procedures regarding global securities representing book-entry securities, we refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus and "Description of Notes—Book-Entry, Delivery and Form" in the accompanying prospectus supplement.

Calculation Agent

        Unless otherwise specified in the applicable pricing supplement, the calculation agent is Credit Suisse International, an affiliate of ours. The calculations and determinations of the calculation agent will be final and binding upon all parties (except in the case of manifest error). The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to "Risk Factors—There may be potential conflicts of interest."

Further Issues

        We may from time to time, without notice to or the consent of the registered holders of the securities, create and issue further securities ranking on an equal basis with the securities being offered hereby in all respects. Such further securities will be consolidated and form a single series with the securities being offered hereby and will have the same terms as to status, redemption or otherwise as the securities being offered hereby.

Notices

        Notices to holders of the securities will be made by first class mail, postage prepaid, to the registered holders.

THE REFERENCE INDICES AND EXCHANGE RATES

        The one or more reference indices and/or exchange rates that comprise a basket will be specified in the applicable pricing supplement.

        In the applicable pricing supplement, we will provide summary information regarding the one or more reference indices and exchange rates based on publicly available information. We take no responsibility for the accuracy or completeness of such information.

Historical performance of the reference indices and exchange rates

        We will provide historical information on the performance of the reference indices and exchange rates and the hypothetical basket in the applicable pricing supplement. You should not take any such historical data as an indication of future performance.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax considerations to U.S. holders (as described below) and certain U.S. federal income tax considerations to non-U.S. holders (as described below) relating to the purchase, ownership and disposition of the securities. This discussion is limited to holders of securities who purchase the securities in connection with their original issue from us at the "issue price" of the securities (as described below) and who hold the securities as capital assets.

        This discussion does not contain a complete analysis of all the potential tax considerations relating to the purchase, ownership and disposition of the securities. In particular, this discussion does not address all tax considerations that may be important to you in light of your particular circumstances (such as the alternative minimum tax provisions) or under certain special rules. Special rules may apply, for instance, to certain financial institutions, insurance companies, tax-exempt organizations, U.S. holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar, dealers in securities, persons who hold securities as part of a hedge, conversion or constructive sale transaction, or straddle or other integrated or risk reduction transaction, or persons who have ceased to be U.S. citizens or to be taxed as resident aliens. In addition, the discussion does not apply to holders of securities that are partnerships. This discussion also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction.

        This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change or different interpretations, possibly with retroactive effect. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax results described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, holding or disposing of the securities.

        PLEASE CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF ACQUIRING, HOLDING, CONVERTING OR OTHERWISE DISPOSING OF THE SECURITIES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS.

        As used herein, the term "U.S. holder" means a beneficial owner of a security or our common stock that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or of any political subdivision thereof; or

  •
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

        As used herein, the term "Non-U.S. holder" means a beneficial owner of a security that is, for U.S. federal income tax purposes:

  •
  a nonresident alien individual;

  •
  a foreign corporation; or

  •
  a nonresident alien fiduciary of a foreign estate or trust.

        If a partnership (including for this purpose any entity treated as a partnership for U.S. tax purposes) is a beneficial owner of the securities, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of securities that is a partnership and partners in such partnership should consult their own tax advisors about the U.S. federal income tax consequences of holding and disposing of the securities.

U.S. Holders

        Classification of the securities.    By acquiring the securities, you agree with us (in the absence of an administrative determination or judicial ruling to the contrary), for U.S. federal income tax purposes, to treat the securities as indebtedness that is subject to the regulations governing contingent payment debt instruments (the "Contingent Debt Regulations") in the manner described below. The remainder of this discussion assumes that the securities will be so treated and does not address any possible differing treatments of the securities. However, no rulings have been sought from the IRS or a court with respect to any of the tax consequences discussed below. Accordingly, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the securities. Holders should consult their tax advisors concerning the tax treatment of holding the securities.

        Accrual of Interest.    Under the Contingent Debt Regulations, actual cash payments on the securities, if any, will not be reported separately as taxable income, but will be taken into account under such regulations. As discussed more fully below, the effect of these Contingent Debt Regulations will be to:

  •
  require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the securities;

  •
  require you to accrue original issue discount at the comparable yield (as described below); and

  •
  generally result in ordinary rather than capital treatment of any gain, and to some extent loss, on the sale, exchange, repurchase, or redemption of the securities.

        You will be required to accrue an amount of original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the securities, that equals:

  •
  the product of (i) the adjusted issue price (as defined below) of the securities as of the beginning of the accrual period and (ii) the comparable yield to maturity (as defined below) of the securities, adjusted for the length of the accrual period;

  •
  divided by the number of days in the accrual period; and

  •
  multiplied by the number of days during the accrual period that you held the securities.

        The "issue price" of a security will be the first price at which a substantial amount of the securities is sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a security will be its issue price increased by any original issue discount previously accrued, determined without regard to any adjustments to original issue discount accruals described below, and decreased by the projected amounts of any payments previously made with respect to the securities (although, as indicated below, no amount is (for federal income tax purposes) projected to be paid prior to the maturity date).

        Under the Contingent Debt Regulations, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the comparable yield of the securities. We have determined the comparable yield of the securities based on the rate, as of the initial issue date, at which we would issue a fixed rate debt instrument with no contingent payments but with terms and conditions similar to the securities. Accordingly, we have determined the comparable yield as set forth in the applicable pricing supplement.

        We are required to furnish to you the comparable yield and, solely for tax purposes, a projected payment schedule that estimates the amount and timing of contingent interest payments (generally the redemption amount in excess of par paid upon the maturity date). For purposes of this determination—and only for purposes of this determination, which is required for federal income tax purposes—we have assumed that the securities will not be called and will be held until the maturity date. Accordingly, the projected payment schedule attached as Exhibit A to the applicable pricing supplement indicates that you will receive no interest until the maturity date, at which time the projected redemption amount includes an amount of interest as set forth in the applicable pricing supplement. For U.S. federal income tax purposes, you must use the comparable yield and the schedule of projected payments in determining your original issue discount accruals (and the adjustments thereto described below) in respect of the securities, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the IRS.

        The comparable yield and the projected payment schedule are provided solely for the U.S. federal income tax treatment of the securities and do not constitute a projection or representation regarding the actual amount of the payments on a security.

        Adjustments to Interest Accruals on the Securities.    If the actual contingent payment received on the maturity date differs from the projected payment, adjustments will be made for the difference. If such payment exceeds the projected payment, you will incur a positive adjustment equal to the amount of such excess. Such positive adjustment will be treated as additional original issue discount in such taxable year. If, however, such payment is less than the amount of projected payment, you will incur a negative adjustment equal to the amount of such deficit. A negative adjustment will:

  •
  first, reduce the amount of original issue discount required to be accrued in the current year;

  •
  second, any negative adjustment that exceeds the amount of original issue discount accrued in the current year will be treated as ordinary loss to the extent of your total prior original issue discount inclusions with respect to the securities; and

  •
  third, any excess negative adjustment will reduce the amount realized on a sale, exchange, or redemption of the securities.

        A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous itemized deductions under Section 67 of the Code.

        Sale, Exchange, or Redemption.    Upon the sale, exchange, or redemption of a security, you will recognize gain or loss equal to the difference between your amount realized and your adjusted tax basis in the security. Any gain on a security generally will be treated as ordinary income. Loss from the disposition of a security will be treated as ordinary loss to the extent of your prior net original issue discount inclusions with respect to the securities. Any loss in excess of that amount will be treated as capital loss, which generally will be long-term if the securities were held for more than one year. The deductibility of net capital losses by individuals and corporations are subject to limitations.

        Special rules apply in determining the tax basis of a security. Your basis in a security is generally your original purchase price for the security increased by original issue discount (before taking into account any adjustments) you previously accrued on the securities, and reduced by the projected amount of any payments previously scheduled to be made (without regard to the actual amount paid).

Non-U.S. Holders

        Withholding Tax on Payments on Securities.    The payment of principal and interest (including amounts taken into income under the accrual rules described above under "—U.S. Holders") on a security by us or any paying agent of ours to you will not be subject to the 30% U.S. federal withholding tax.

        Except to the extent otherwise provided under an applicable tax treaty, you generally will be taxed in the same manner as a U.S. holder with respect to interest and original issue discount on a security if such amounts are effectively connected with a U.S. trade or business of yours. Effectively connected interest and original issue discount received by a Non-U.S. holder which is a foreign corporation may also be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments. Such effectively connected amounts will not be subject to withholding tax if the holder delivers a Form W-8ECI to the payor.

Backup Withholding and Information Reporting

        Payments of interest or the proceeds of the sale or other disposition of, the securities may be subject to information reporting and U.S. federal backup withholding tax if the recipient of such payment fails to comply with applicable United States information reporting or certification requirements. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit against the holder's U.S. federal income tax, provided that the required information is furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Section 4975 of the Internal Revenue Code of 1986, or the Code, impose certain requirements on (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (b) plans or other arrangements described in Section 4975(e)(1) of the Code to which Section 4975 of the Code applies, (c) entities whose underlying assets include "plan assets" by reason of any such plan's or arrangement's investment in the entity or otherwise (we refer to the foregoing collectively as Plans) and (d) persons who are fiduciaries with respect to Plans. In addition, although governmental plans and certain church plans are not subject to Title I of ERISA or Section 4975 of the Code, certain governmental and church plans may be subject to other federal, state or local laws that are substantially similar to those provisions ("Similar Law").

        In addition to ERISA's general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" as defined in ERISA or "disqualified persons" as defined in Section 4975 of the Code (we refer to the foregoing collectively as "parties in interest") unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including Credit Suisse Securities (USA) LLC and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

        In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, together the statutory service provider exemption, and the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). There can be no assurance that any of these exemptions (or any other exemption) will be available with respect to transactions involving the securities.

        Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a governmental or church plan subject to Similar Law and is not acting on behalf of, or using assets of, a Plan or governmental or church plan subject to Similar Law; or (ii) its purchase, holding and subsequent disposition of such securities does not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or in a violation of any provision of Similar Law by reason of Section 408(b)(17) of ERISA and Section 4975 (d)(20) of the Code, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or a similar exemption from a Similar Law prohibition.

        Fiduciaries of any Plans (and any governmental or church plans subject to Similar Law) should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

        Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan.

UNDERWRITING

        We will sell the securities to Credit Suisse Securities (USA) LLC, acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. Credit Suisse Securities (USA) LLC may offer the securities it has purchased as principal to other dealers. Credit Suisse Securities (USA) LLC may sell securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by Credit Suisse Securities (USA) LLC from us. Unless otherwise indicated in the applicable pricing supplement, any securities sold to Credit Suisse Securities (USA) LLC as principal will be purchased by Credit Suisse Securities (USA) LLC at a price equal to 100% of the principal amount less a percentage equal to the commission applicable to any agency sale of a security of identical maturity, and may be resold by Credit Suisse Securities (USA) LLC to investors and other purchasers from time to time in one or more transactions, including negotiated transactions as described below. After the initial public offering of any securities, the public offering price, concession and discount of such securities may be changed. The applicable pricing supplement will indicate the estimated out-of-pocket expenses of each offering.

        Each issue of securities will be a new issue of securities with no established trading market. Credit Suisse Securities (USA) LLC intends to make a secondary market in the securities. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use the pricing supplement, together with this product supplement and the accompanying prospectus supplement and prospectus, in connection with the offers and sales of securities related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, has any obligation to make a market in the securities and any broker-dealer subsidiary or affiliate that does make a market in the securities may discontinue any market-making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities. Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on a national securities exchange in the United States.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

        Credit Suisse Securities (USA) LLC, the underwriter, is our affiliate. The offering therefore is being conducted in accordance with the applicable provisions of Section 2720 of the NASD, Inc. Conduct Rules.

        We have agreed to indemnify Credit Suisse Securities (USA) LLC against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that Credit Suisse Securities (USA) LLC may be required to make in that respect. We have also agreed to reimburse Credit Suisse Securities (USA) LLC for expenses.

        In connection with the offering, Credit Suisse Securities (USA) LLC may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by Credit Suisse Securities (USA) LLC in excess of the principal amount of securities Credit Suisse Securities (USA) LLC is obligated to purchase, which creates a short position. Credit Suisse Securities (USA) LLC will close out any short position by purchasing securities in the open market.

        These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

        Credit Suisse Securities (USA) LLC and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

        The securities may be offered for sale in those jurisdictions in the United States where it is lawful to make such offers.

        Credit Suisse Securities (USA) LLC has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the securities directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us.

        No action has been or will be taken by us or Credit Suisse Securities (USA) LLC that would permit a public offering of the securities or possession or distribution of this product supplement and the accompanying prospectus supplement and prospectus or any pricing supplement in any jurisdiction other than the United States.

        Concurrently with the offering of the securities through Credit Suisse Securities (USA) LLC as described in this product supplement, we may issue other securities from time to time as described in the accompanying prospectus supplement and prospectus.

QuickLinks

PRODUCT SUPPLEMENT NO.3IIC TO PROSPECTUS SUPPLEMENT DATED MARCH 24, 2008 TO PROSPECTUS DATED MARCH 29, 2007
TABLE OF CONTENTS
SUMMARY
RISK FACTORS
CREDIT SUISSE
USE OF PROCEEDS AND HEDGING
DESCRIPTION OF THE SECURITIES
THE REFERENCE INDICES AND EXCHANGE RATES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN ERISA CONSIDERATIONS
UNDERWRITING